AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN


                           Effective January 17, 1997


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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN


                                  INTRODUCTION


                      The American Filtrona Corporation Severance Benefit Plan (the Plan) was established, effective January 1, 1997, by American Filtrona Corporation in order to assist eligible employees upon termination of employment from the Company (as defined in the Plan), following a Change in Control. The Plan provides severance benefits to certain employees in the event that their employment with the company is terminated without Cause or they resign with Good Reason within two years of a Change in Control of the Company.

                      The Plan is intended to be a "welfare plan," but not a "pension plan," as defined in ERISA Sections 3(1) and 3(2), respectively. The Plan must be interpreted and administered in a manner that is consistent with that intent.

                                 INTRODUCTION-1

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN



                                   ARTICLE I

                                  DEFINITIONS

1.01. Administrator means AFC or such other person or entity as may be appointed by AFC.

1.02.        AFC means American Filtrona Corporation.

1.03.        Board means AFC's Board of Directors.

1.04. Cause means (i) the Employee's willful and continuing neglect of his duties to the Company or (ii) the conviction of the Employee of a felony (including the theft, larceny or embezzlement of the Company's tangible or intangible property).

1.05. Change in Control means (i) a successful tender or exchange offer for shares of AFC's Common Stock; (ii) the sale or transfer of all or substantially all of the assets of AFC to another corporation or to any other person or entity; (iii) the merger, consolidation or reorganization (other than a merger or consolidation or reorganization in which AFC is the surviving corporation and no shares of Common Stock are converted into securities, cash or other thing of value); or (iv) any event or series of events that results in the Directors who were Directors prior to the event or series of events to cease to constitute a majority of the Board or of any parent of or successor to AFC.

1.06.        Code means the Internal Revenue Code of 1986, as amended.

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN

1.07. Company means American Filtrona Corporation and its affiliates and any successor to all or part of the business of the Company and its affiliates.

1.08. Compensation means the greater of (i) a Participant's base annual salary as in effect on his Separation Date, or (ii) a Participant's base annual salary on a Control Change Date.

1.09.        Control Change Date means the date that a Change in Control occurs.
If a Change in Control occurs as a result of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.10.        Director means a member of the Board.

1.11.        Employee  means an individual listed in Appendix A.

1.12. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.13.        Fiduciary means a fiduciary, as defined in ERISA section 3(21)(A).

1.14. Good Reason means (i) the Employee does not receive salary increases or bonuses comparable to the salary increases or bonuses that the Employee received in prior years, (ii) the Employee's salary or bonus is reduced, (iii) the Employee's status, title, office, working conditions or management responsibilities are significantly diminished (other than changes in reporting or management responsibilities required by applicable federal or state law), (iv) the Employee's place of employment is changed by more than 35 miles without the Employee's consent, (v) the direction, by the

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN

Company's President or Board that the Employee perform an act or refrain from acting if such act or omission would be illegal, unethical or a violation of Company policy or standards or (vi) the failure of a successor employer to enter into an agreement, satisfactory to the Employee, to assume and agree to provide the benefits described in this Plan.

1.15. Named Fiduciary means a named fiduciary, as defined in ERISA section 402(a)(2).

1.16. Participant means an Employee who has satisfied the eligibility requirements provided in Plan article II.

1.17. Plan means the American Filtrona Corporation Severance Benefit Plan.

1.18. Plan Year means the twelve-month period that is AFC's tax year.

1.19. Separation Date means the date that an Employee's employment with the Company terminates; provided, however, that if an Employee commences employment with a successor to the Company or one of its affiliates on a Control Change Date, Separation Date means the date that such Employee's employment with such successor and its affiliates terminates.

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN



                                   ARTICLE II

                                 PARTICIPATION

2.01.        Eligibility Requirements.

             Only an Employee is eligible to become a Participant in this Plan. An Employee becomes a Participant in this Plan only if, prior to the second anniversary of a Control Change Date, the Employee's employment with the Company is either (i) involuntarily terminated by the Company for reasons other than Cause, or (ii) voluntarily terminated by the Employee for Good Reason.

2.02.        Determination of Eligibility.

             (a) In accordance with Section 2.01 and such rules and regulations as may be established by the Administrator, the Administrator, in its discretion, shall determine each Employee's eligibility for participation in this Plan. All good-faith determinations by the Administrator are conclusive and binding on all persons for the Plan Year in question, and there is no right of appeal.

             (b) At AFC's request, the Administrator must provide the Company a list of Employees who are Participants or who have become Participants since the last list of Participants was provided.

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN



                                  ARTICLE III

                                    BENEFITS

3.01.        Severance Pay.

             (a) A Participant is entitled to receive severance pay equal to one-hundred percent (100%) of his Compensation.

             (b) The severance pay provided under Section 3.01(a) shall be paid in a single lump sum cash payment as soon as practicable following the Participant's Separation Date. Federal and state taxes, FICA taxes, any garnishment or wage assignment, and amounts required to be withheld pursuant to any orders for child support, and any amounts owed to the Company will be deducted from the Participant's severance pay.

3.02. Other Benefits.

             The benefits, if any, that a Participant is entitled to receive under the Plan are in addition to any other benefit that he is entitled to receive from the Company or under any other employee benefit plan.

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN



                                   ARTICLE IV

                           AMENDMENT AND TERMINATION

4.01.        Amendment.

             By action of the Administrator, AFC may modify, alter, or amend the Plan, in whole or in part. An amendment may be made retroactively if it is necessary to make this Plan conform to applicable law. Notwithstanding the preceding sentences, the Plan may not be modified, altered or amended on or after a Control Change Date if such amendment would adversely affect the rights of an Employee under the Plan.

4.02.        Termination.

             By action of the Administrator, AFC may terminate the Plan; provided, however, that the Plan may not be terminated within two years following a Control Change Date. The termination of the Plan will not affect the rights of Participants whose Separation Date occurred on or before the date of the termination.

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN



                                   ARTICLE V

                                 ADMINISTRATION

5.01.        Named Fiduciaries, Allocation of Responsibility.

             (a) There are two Named Fiduciaries--AFC and the Administrator. Each is severally liable for its responsibilities.

             (b) The Administrator has only the responsibilities described in this Plan and those delegated by AFC.

             (c) All responsibilities not specifically delegated to another Named Fiduciary remain with AFC, including designating all Named Fiduciaries not named in this Plan. AFC's responsibilities include drafting and designing the Plan and amendments to it and designating all additional Fiduciaries not named in this Plan. AFC has the power to delegate fiduciary responsibilities that the Plan does not specifically delegate. A delegation may be made to any legal person. Each person to whom fiduciary responsibility is delegated serves at AFC's pleasure and for the compensation that AFC and that person determine in advance, except as prohibited by law. A person to whom responsibility is delegated may resign after thirty days' notice to AFC. AFC may make additional delegations, including delegations occasioned by resignation, death, or other cause, and including delegations to successor Administrators.

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN



             (d) This Plan allocates to each Named Fiduciary the individual responsibilities assigned. Named Fiduciaries do not share responsibilities unless the Plan so provides.

             (e) Whenever the Plan requires one Named Fiduciary to follow the directions of another Named Fiduciary, the two have not been assigned to share the responsibility. The Named Fiduciary giving directions bears the sole responsibility for those directions, and the responsibility of the Named Fiduciary receiving those directions is to follow directions as long as on their face the directions are not improper under applicable law.

5.02.        Assignment of Administrative Authority.

             The Administrator shall administer the Plan. If the Administrator is not AFC, the Administrator serves at AFC's pleasure. If the Administrator is not AFC, the Administrator may resign by giving oral or written notice to that effect to AFC and AFC may remove such Administrator by delivering written notice to the Administrator. AFC may fill a vacancy in the position of Administrator arising from resignation, death, removal, or other causes.

5.03.        Administrator Powers and Duties.

             The Administrator must administer the Plan by its terms and has all powers necessary to do so. The Administrator is agent for service of legal process unless it designates another person to be agent for service of legal process. The Administrator

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN


must interpret the Plan. The Administrator's duties include, but are not limited to, determining the answers to all questions relating to Employees' eligibility to become Participants.

             A determination that the Administrator makes in good faith is conclusive and binding on all persons. The Administrator's decisions, however, may not take away any rights that the Plan specifically gives to a Participant. If the Administrator is also a Participant, he must abstain from any action that directly affects him as a Participant in a manner different from other similarly situated Participants. The Plan, however, does not prevent the Administrator who is also a Participant or a Beneficiary from receiving any benefit to which he may be entitled, if the benefit is computed and paid on a basis that is consistently applied to all other Participants and Beneficiaries.

             The Administrator may employ and compensate from AFC's assets according to Plan section 5.06 such accountants, counsel, specialists, and other advisory and clerical persons as it deems necessary or desirable in connection with the Plan's administration. The Administrator is entitled to rely conclusively on any opinions from its accountant or counsel. Except to the extent prohibited by law, the Administrator is fully protected by AFC and the Employees and the Participants whenever it takes action based in good faith on advice from its advisors.

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN

5.04.        Discretion of Fiduciary.

             Each Fiduciary's discretion to perform or consent to any act is exclusive if all similarly situated Employees and Participants are treated in a consistent manner.

5.05.        Records and Reports.

             AFC must supply information to the Administrator sufficient to enable the Administrator to fulfill its duties. The Administrator must keep all books of account, records, and other data necessary for proper administration of the Plan. The Administrator may appoint any person as agent to keep records.

5.06.        Payment of Expenses.

             Until AFC determines otherwise, the Administrator serves without compensation. AFC must pay the Administrator's expenses, including any expenses incident to the functioning of the Administrator, fees of accountants, legal counsel, and other similar specialists, and other costs of administering the Plan.

5.07.        Limitation of Liability.

             If permissible by law, the Administrator and other Fiduciaries serve without bond. If the law requires bond, the Administrator must secure the minimum bond required and obtain necessary payments according to Plan section
5.06. Unless the Plan provides otherwise, the Administrator or any other Fiduciary are not liable for another Fiduciary's act or omission. To the extent allowed by law and except as otherwise provided in the Plan, the Administrator and any other Fiduciary are not

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN

liable for any action or omission that is not the result of the Administrator's or the Fiduciary's own negligence or bad faith.

             As permitted by law and as limited by any agreement in writing between AFC and the Administrator, AFC must indemnify and save the Administrator and any other Fiduciary harmless against expenses, claims, and liabilities arising out of being the Administrator or a Fiduciary, except expenses, claims, and liabilities arising out of the Administrator's or the Fiduciary's own negligence or bad faith. AFC may obtain insurance against acts or omissions of the Administrator and any other Fiduciary. If AFC fails to obtain that insurance, the Administrator and any other Fiduciary may obtain insurance and must be reimbursed according to section 5.06 and as permitted by law. At its own expense, AFC may employ its own counsel to defend or maintain, either in its own name or in the name of the Administrator or any other Fiduciary, any suit or litigation arising under the Plan concerning the Administrator or any other Fiduciary.

5.08.        Claims.

             (a) It is not necessary to file a claim in order to receive Plan benefits.

             (b) On receipt of an Employee's claim for Plan benefits, the Administrator must respond in writing within ninety days. If necessary, the Administrator's first notice must indicate any special circumstances requiring an extension of time for the Administrator's decision. The extension notice must indicate

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN

the date by which the Administrator expects to render a decision; an extension of time for processing may not exceed ninety days after the end of the initial period.

             (c) If a claim is wholly or partially denied, the Administrator must give written notice within the time provided in subsection (b). An adverse notice must specify each reason for denial. There must be a specific reference to the provisions of the Plan or related documents on which the denial is based. If additional material or information is necessary for the claimant to perfect the claim, it must be described and there must be an explanation of why that material or information is necessary. Adverse notice must disclose appropriate information about the steps that the claimant must take if he wishes to submit the claim for review. If notice that a claim has been denied is not furnished within the time required in subsection (b), the claim is deemed denied.

             (d) The full value of a payment made according to the provisions of the Plan satisfies that much of the claim and all related claims under the Plan against the Administrator, which, as a condition to a payment from it or directed by it, may require the Participant, or the Participant's legal representative to execute a receipt and release of the claim in a form determined by the person requesting the receipt and release.

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN

5.09.        Review of Claims.

             (a) On proper written request for review from a claimant to the Administrator, there must be a review by the Administrator of any claim denied according to Plan section 5.08. The Administrator must receive the written request before sixty-one days after the claimant's receipt of notice that a claim has been denied according to Plan section 5.08. The claimant and an authorized representative are entitled to be present and heard if any hearing is used as part of the review.

             (b) The Administrator must determine whether there will be a hearing. Before any hearing, the claimant or a duly authorized representative may review all Plan documents and other papers that affect the claim and may submit issues and comments in writing. The Administrator must schedule any hearing to give sufficient time for this review and submission, giving notice of the schedule and deadlines for submissions.

             (c) The Administrator must advise the claimant in writing of the final determination after review. The decision on review must be written in a manner calculated to be understood by the claimant, and it must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents on which the decision is based. The written advice must be rendered within sixty days after the request for review is received, unless special circumstances require an extension of time for processing. If an extension is necessary, the decision must

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                         AMERICAN FILTRONA CORPORATION
                              SEVERANCE BENEFIT PLAN

be rendered as soon as possible but no later than 120 days after receipt of the request for review.

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                         AMERICAN FILTRONA CORPORATION
                              SEVERANCE BENEFIT PLAN

                                   ARTICLE VI

                               GENERAL PROVISIONS

6.01.        Construction.

             One gender includes the other, and the singular and plural include each other when the meaning would be appropriate. The Plan's headings and subheadings have been inserted for convenience of reference only and must be ignored in any construction of the provisions. If a provision of this Plan is illegal or invalid, that illegality or invalidity does not affect other provisions. Any term with an initial capital not expected by capitalization rules is a defined term according to Plan Article I. This Plan must be construed according to the applicable provisions of the Code and Treasury Regulations in a manner that assures that the Plan provides the benefits and tax consequences intended for Participants. Any terms defined in the Code or Treasury Regulations that are not defined terms according to Plan Article I are incorporated in this Plan by reference.

6.02.        Governing Law.

             This Plan is construed, enforced, and administered in accordance with the laws of the Commonwealth of Virginia (other than its choice of law rules), except to the extent that those laws are superseded by the laws of the United States of America.

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                         AMERICAN FILTRONA CORPORATION
                             SEVERANCE BENEFIT PLAN

6.03.        Plan Creates No Separate Rights.

             The creation, continuance, or change of the Plan or any payment does not give any person any additional or separate non-statutory legal or equitable right (other than those based on the terms of the Plan), against AFC or any of AFC's officers, agents, Directors or other persons employed by AFC. The Plan does not modify the terms of a Participant's employment.

6.04.        Non-Alienation of Benefits.

             Except as permitted by law and this section, no assignment of any rights or benefits arising under the Plan is permitted or recognized. No rights or benefits are subject to attachment or other legal or equitable process or subject to the jurisdiction of any bankruptcy court. If any Participant is adjudicated bankrupt or attempts to assign any benefits, then in AFC's discretion, those benefits cease. If that happens, the Administrator may apply those benefits for that Participant or his dependents as the Administrator sees fit. AFC is not liable for or subject to the debts, contracts, liabilities, or torts of any person entitled to benefits under this Plan.

6.05. Successors. The Plan shall be binding on AFC, its affiliates and any successors and assigns and, with respect to Employees employed by an affiliate or in a division, operating unit or business of AFC, any person or entity that acquires that affiliate or the assets of that division, operating unit or business.

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